Exhibit(p)(2)

FORWARD MANAGEMENT, LLC

REVISED CODE OF ETHICS

I.	INTRODUCTION AND OVERVIEW

In our efforts to ensure that Forward Management, LLC (“Forward”) develops and maintains a reputation for integrity and high ethical standards, it is essential not only that Forward and its employees comply with relevant federal and state securities laws, but also that we maintain high standards of personal and professional conduct. Forward’s Code of Ethics (the “Code”) is designed to help ensure that we conduct our business consistent with these high standards.

As a registered investment advisor, Forward and its employees owe a fiduciary duty to our clients that requires each of us to place the interests of our clients ahead of our own interests. A critical component of our fiduciary duty is to avoid potential conflicts of interest. Accordingly, you must avoid activities, interests, and relationships that might interfere or appear to interfere with making decisions in the best interests of Fund shareholders and other advisory clients of Forward. Please bear in mind that a conflict of interest can arise even if there is no financial loss to our clients and regardless of the employee’s motivation.

Many potential conflicts of interest can arise in connection with employee personal trading and related activities. The Code contains a number of rules and procedures relating to personal trading by Forward officers, directors, employees and their families. In addition, certain provisions of the Code apply to personal trading by officers and employees who have been designated as Access Persons.

As with all policies and procedures, the Code was designed to cover a myriad of circumstances and conduct; however, no policy can anticipate every potential conflict of interest that can arise. Consequently, you are expected to abide not only by the letter of the Code, but also by the spirit of the Code. Whether or not a specific provision of the Code addresses a particular situation, you must conduct yourself in accordance with the general principles contained in the Code and in a manner that is designed to avoid any actual or potential conflicts of interest. Forward reserves the right, when it deems it necessary in light of particular circumstances, either to impose more stringent requirements on employees or to grant exceptions to the Code.

It is your responsibility to become familiar with the Code and abide by the Code. Violations of the Code will be taken seriously and could result in sanctions against the violator, which sanctions can include termination of employment.

Because governmental regulations and industry standards relating to personal trading and potential conflicts of interest can change over time, Forward reserves the right to modify any or all of the policies and procedures set forth in the Code. Should Forward revise the Code, you will receive written notification from the Chief Compliance Officer. It is your responsibility to familiarize yourself with any modifications to the Code.

If you have any questions about any aspect of the Code, or if you have questions regarding application of the Code to a particular situation, contact the Chief Compliance Officer.

II.	POLICY OF FORWARD MANAGEMENT

The Code is designed to address and avoid potential conflicts of interest relating to personal trading and other activities and is based on the following underlying principles:

(1) We must at all times place the interests of our clients (including shareholders of the Funds) first. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of Forward clients.

(2) We must make sure that all personal securities transactions are conducted consistent with the Code and in such a manner as to avoid any actual or potential conflicts of interest or any abuse of an individual’s position of trust and responsibility. This would include, without limitation, making any personal securities transaction on the basis of information that is not available to the general public (i.e., “insider trading”).

(3) Employees should not take inappropriate advantage of their positions. The receipt of investment opportunities, perquisites, or gifts from persons seeking business with the Funds or Forward could call into question the exercise of your independent judgment.

(4) We must at all times conduct ourselves in a manner that is beyond reproach and that complies with all applicable federal, state and local laws and regulations.

III.	PROVISIONS APPLICABLE TO ALL EMPLOYEES

The following provisions apply to all officers, directors and employees (collectively “Employees”) of Forward.

A.	Prohibition on Personal Trading

Rule 17j-1 under the Investment Company Act of 1940 (the “Act”) makes it unlawful for any affiliated person of a fund, its investment advisor or principal underwriter when involved with the sale or purchase (directly or indirectly) of a security held by, or to be acquired by, the fund to:

•	Employ any device, scheme or artifice to defraud the fund;

•	Make any untrue statement of a material fact to the fund or omit to state a material fact necessary in order to make the statements made to the fund, in light of the circumstances under which they are made, not misleading;

•	Engage in any act, practice or course of business that operates or would operate as fraud or deceit on the fund; or

•	Engage in any manipulative practice with respect to the fund.

No Employee may purchase or sell a security for a personal account if that purchase or sale would violate the policy of Forward or Rule 17j-1 of the Act. In particular, no Employee should buy or sell a security if the Employee knows that Forward, or the sub-advisor of any fund for which Forward is the advisor, is purchasing or selling, or contemplating purchasing or selling, that same security on behalf of the fund.

B.	Service on Boards

Employees are prohibited from serving on the board of directors of any for-profit company or organization without the prior, written approval of the Chief Compliance Officer. Such approval will only be granted when Forward believes that such board service will be consistent with the interests of Forward’s clients. If board service is authorized, appropriate procedures will be enacted to ensure that confidential information is not obtained or used by the Employee or by Forward.

C.	Gifts

On occasion you may be offered, or may receive, gifts from clients, brokers, vendors or other persons not affiliated with Forward. The receipt of extraordinary or extravagant gifts from such persons is not permitted. You may accept gifts of a nominal value (i.e., gifts the reasonable value of which is no more than $100 annually from one person or entity), promotional items (e.g., pens, mugs), and customary business meals and entertainment (e.g., sporting events) at which both you and the giver are present. However, you may not solicit any gifts.

You may not give any gift with a fair market value in excess of $100 per year to clients of the firm or to persons associated with securities or financial organizations, including exchanges, other investment advisors, broker-dealers, commodity firms, and news media. You may provide reasonable entertainment to such persons, provided that both you and the recipient are present.

You must never give or receive gifts or entertainment that would be embarrassing to either you or to Forward if made public.

D.	Violations of the Code

Forward views violations of the Code to be a serious breach of the firm’s rules. Consequently, any Employee who violates any policy or procedure contained in the Code is subject to sanctions, including termination of employment. Further, violations of the Code may constitute violations of federal and/or state laws and may be referred to the proper authorities upon discovery. If you have any questions about any aspect of the Code, contact the Chief Compliance Officer.

Any Employee who has become aware of a violation, or a potential violation, of the Code should promptly report such violation to the Chief Compliance Officer. The Chief Compliance Officer will initiate a prompt investigation and will discuss the results with senior management of Forward. It is the policy of Forward that no reprisal will be taken against any Employee who reports a violation or potential violation of the Code as provided in this section.

E.	Certification

Each Employee is required to certify that he or she has read, understands and has complied with (or, in the case of a newly-hired Employee, will comply with) the Code. This Certification of Compliance is required upon commencement of employment (on the form attached as Exhibit A) and annually thereafter within two weeks after the end of each calendar year (on the form attached as Exhibit B).

IV.	PROVISIONS APPLICABLE TO “ACCESS PERSONS”

A.	Designation of Access Persons

For purposes of Rule 17j-1, Rule 204A-1 and the Code, Forward has evaluated its designation of Access Persons in light of the business activity of the firm. Forward serves as the investment advisor to sub-advised mutual funds. As the investment advisor to sub-advised funds, Forward reviews the performance of the sub-advisors and reviews the activity in the funds. However Forward officers, directors and employees do not make or participate in making day-to-day investment decisions for the funds. Those day-to-day investment decisions are made by the sub-advisors for each fund. Forward will designate as Access Persons, for purposes of Rule 17j-1, Rule 204A-1 and the Code, those employees, officers and directors who, in the course of their duties, are in a position to obtain or could obtain current information about investment decisions made by any sub-advisor with respect to any of the funds for which Forward is the investment advisor.

The Chief Compliance Officer will keep a list of all Employees who have been designated as Access Persons. The management of Forward will notify the Chief Compliance Officer of any newly-hired employee who is an Access Person. The Chief Compliance Officer will notify all Access Persons of their designation.

The policies and procedures in the Code that apply to Access Persons also apply to all members of the Access Person’s immediate family, which for purposes of the Code refers to:

•	any person living in the Access Person’s household (whether or not related to you);

•	any partnership of which the Access Person is a General Partner and any limited liability company of which the Access Person is a managing member;

•	any trust controlled by the Access Person;

•	any person to whose financial support the Access Person makes a significant contribution.

For purposes of the Code, each of the above persons and entities will be encompassed within the term “Access Person.”

B.	Exempted Transactions

The policies and procedures in the Code regarding Access Persons apply to all personal securities transactions by Access Persons, unless the transaction is an Exempted Transaction, as defined below.

Exempted Transactions are personal securities transactions by Access Persons in the following:

1.	Shares of registered open-end mutual funds other than the Forward Funds and shares of money market funds. (Note that shares of closed-end investment companies are not included in the definition of Exempted Transactions.)

2.	Treasury bonds, Treasury notes, Treasury bills, U.S. Savings Bonds, and other instruments issued by the U.S. Government.

3.	Debt instruments issued by a banking institution, such as bankers’ acceptances and bank certificates of deposit.

4.	Commercial paper.

5.	Foreign currency.

6.	Transactions in derivatives based on any of the above-listed securities.

7.	Non-volitional transactions in which the Access Person does not exercise investment discretion at the time of the transaction (e.g., calling of a security by the issuer, automatic exercise or liquidation of an in-the-money derivative instrument upon expiration pursuant to exchange rules, non-volitional receipt of gifts out of the control of the Access Person).

8.	Acquisitions of securities through dividend reinvestment, acquisitions and sales of securities through automatic rebalancing plans, and acquisitions of securities through the exercise of rights that are offered pro rata to all shareholders.

9.	Exercise of options received pursuant to an employment arrangement, provided that the sale of the securities received upon exercise of the options are subject to the Code.

10.	Receipt of securities or options pursuant to an employment arrangement, provided that the sale of the securities are subject to the Code.

11.	Acquisition of securities by an Access Person of the securities of the Access Person’s employer or affiliate thereof, provided that the sale of the securities is subject to the Code.

If you have any questions about whether a particular transaction qualifies as an Exempted Transaction, contact the Chief Compliance Officer.

C.	Special Accounts

Additionally, transactions in an account over which the Access Person exercises no direct or indirect influence or control (“Special Account”) may be excluded from the Code (and treated as Exempted Transactions) provided that prior written approval for exclusion from the Code is obtained from the Chief Compliance Officer. An account will be deemed a Special Account provided all of the following conditions are met:

•	The Access Person disclosed to the Chief Compliance Officer the existence of the Special Account and allowed the Chief Compliance Officer to review, at his or her discretion, the governing documents of such Special Account;

•	The Access Person establishes to the satisfaction of the Chief Compliance Officer that he or she has no direct or indirect influence or control over the Special Account or over investment decisions made for the Special Account;

•	The Access Person completes a Special Account Certification on an annual basis or such other certification that the Chief Compliance Officer may deem acceptable;

•	The Access Person establishes to the satisfaction of the Chief Compliance Officer that he or she provides no investment advice to the person(s) who directly or indirectly influence or control the investment decisions for the Special Account (“Control Persons”);

•	The Access Person does not disclose to the Control Persons any action that Forward or the fund sub-advisors may take, or have or have not taken, or any consideration by Forward or the fund sub-advisors of any action with respect to any security; and

•	The Control Persons do not disclose to the Access Person any action such Control Persons may or may not take or any action under consideration with respect to any transaction for the Special Account until after such decisions have been made and fully executed.

Determinations as to whether an account is a Special Account will be made on a case-by-case basis. Depending on all of the facts and circumstances, Forward reserves the right to require additional procedures to be followed, as Forward deems necessary or appropriate. Further, Forward reserves the right, in the discretion of the legal counsel to Forward, to revoke the Special Account designation at any time.

D.	Reports and Certifications Required From Access Persons

1.	Holdings and Account Report

Within 10 days after a person becomes an Access Person and annually thereafter within 10 business days of the close of each calendar year, all Covered Persons must disclose to Forward a list of all securities holdings (other than interests in Exempted Transactions), a list of all brokers, dealers and/or banks where they maintain a securities account, and the account number(s) and name(s) in which such accounts are held. This disclosure shall be made on the Holdings and Account Report form attached hereto as Exhibit C.

Forward is sensitive to an Access Person’s privacy concerns and will endeavor not to disclose the contents of an Access Person’s holdings to anyone unnecessarily. To further protect the privacy of Access Persons, the Initial Holdings list allows Access Persons to indicate a range of dollar values for each holding, rather than the exact dollar value of the holding.

2.	Quarterly Transaction Report

Within 30 days after the end of the calendar quarter, an Access Person must submit to Forward a Quarterly Securities Transaction Report in the form attached hereto as Exhibit D. The Access Person will disclose on the Quarterly Securities Transaction Report all transactions in securities (other than Exempted Securities) during the quarter.

If no securities transactions occurred during the relevant quarter, the Access Person must file a Quarterly Transaction Report so indicating.

E.	Pre-Clearance of IPO and Limited Offering Transactions

Access Persons may not directly or indirectly acquire beneficial ownership of any securities issued as part of an Initial Public Offering or a Limited Offering without first obtaining approval from the Chief Compliance Officer. The Chief Compliance Officer will prepare and maintain a written authorization for the transaction to memorialize an oral authorization granted.

V.	ANNUAL BOARD REVIEW

The management of Forward annually will prepare a report to the Funds’ board that summarizes existing procedures concerning personal trading (including any changes in the Code), highlights violations of the Code requiring significant remedial action, and identifies any recommended changes to the Code.

VI.	FORMS

Attached to the Code are the following forms of documents:

A.	Initial Certification of Compliance with Code of Ethics

B.	Annual Certification of Compliance with Code of Ethics

C.	Access Persons Holdings and Account Report

D.	Access Persons Quarterly Transactions Report

VII.	EFFECTIVE DATE

This Revised Code is Effective as of October 1, 2005.

INITIAL CERTIFICATION OF COMPLIANCE

WITH

THE FORWARD MANAGEMENT, LLC

CODE OF ETHICS

(To be completed by all Employees)

I hereby acknowledge receipt of the Forward Management, LLC Code of Ethics (the “Code”).

I hereby certify that I:

(a) recently have read the Code;

(b) acknowledge that I am subject to the provisions of the Code; and

(c) will comply with the Code.

Name:
(Please print clearly)

Signature:

Date:

EXHIBIT A

ANNUAL CERTIFICATION OF COMPLIANCE

WITH

THE FORWARD MANAGEMENT, LLC

CODE OF ETHICS

(To be completed by all Employees)

I hereby acknowledge receipt of the Forward Management, LLC Code of Ethics (the “Code”).

I hereby certify that I:

(a) recently have read the Code;

(b) acknowledge that I am subject to the provisions of the Code; and

(c) have complied and will continue to comply with the Code.

Name:
(Please print clearly)

Signature:

Date:

EXHIBIT B

FORWARD MANAGEMENT, LLC

PERSONAL HOLDINGS AND BROKERAGE ACCOUNTS

To be completed by Access Persons

Please list below the securities (other than Exempted Transaction securities) and brokerage accounts held by you and all members of your immediate family (as defined in the Code of Ethics). You may attach a list instead of completing this form.

By signing this form, I certify that the disclosures below are complete and accurate.

NAME:	(please print)

SIGNATURE:	DATE:

1. EQUITY AND EQUITY-RELATED INVESTMENTS

Market Value of Securities (Check one)
Issuer	Nature of Investment	Less than $1,000	$1,000 to $5,000	$5,001 to $25,000	More than $25,000	No value to report

EXHIBIT C

2. FIXED INCOME INVESTMENTS (Debt Instruments)

Market Value of Securities (Check one)
Issuer	Nature of Investment	Less than $1,000	$1,001 to $5,000	$5,001 to $25,000	More than $25,000	No value to report

3. OTHER INVESTMENTS (Limited Partnerships, etc.)

Market Value of Securities (Check one)
Issuer	Nature of Investment (include percentage of ownership, if known)	Less Than $1,000	$1,001 to $5,000	$5,001 to $25,000	More Than $25,000	No value to report

4. BROKERAGE ACCOUNTS. Please include all accounts. Please indicate if the account has been designated as a “Special Account” under the Code of Ethics.

Name of Brokerage Firm	Address	Name of Broker (if any)	Account Number	Name In Which Account Held

FORWARD MANAGEMENT, LLC

QUARTERLY TRANSACTION REPORT

To be completed by Access Persons

1ST Q	2ND Q	3RD Q	4TH Q

2005

Name:
(Print Name)

Choose One:

☐ I hereby certify that neither I nor any Access Person had any securities transactions that are required to be reported under the Code of Ethics for the above-circled quarter.

or

☐ I hereby certify that the following is a complete list of all securities transactions that are required to be reported under the Code of Ethics for the above-circled quarter.

Signature:	Date:

Trans. Date	Buy/ Sell	# of Shares	Price per Share	Security Name and Symbol	Brokerage Firm	Account Number	Name In Which Account Held

EXHIBIT D